EXHIBIT 99.1
Unrivaled Brands Reports Fourth Quarter and Full Year 2022 Financial Results

Company Reports Net Income and Positive EBITDA in Q4 2022

SANTA ANA, Calif., April 7, 2023 (GLOBE NEWSWIRE) -- Unrivaled Brands, Inc. (OTCQB: UNRV) ("Unrivaled" or the "Company"), a cannabis company with operations throughout California, today reported financial results for the fourth quarter and year ended December 31, 2022.

Fourth Quarter 2022 Highlights

•Unrivaled posted income from operations of $8.8 million for the quarter ended December 31, 2022 compared to a loss from operations of $13.3 million in the prior year, an increase of $22.1 million.
•Net income from continuing operations was $3.9 million for the fourth quarter of 2022 versus a net loss of $16.2 million in the same period last year.
•EBITDA income from continuing operations was $9.7 million for the fourth quarter of 2022 compared to an EBITDA loss of $10.4 million for the prior year’s fourth quarter.
•During the quarter ended December 31, 2022, the Company reduced total liabilities by $48.3 million to $77.0 million as of December 31, 2022, down from $125.3 million at the end of the prior year, a reduction of 39%. This decrease was the result of successful efforts to renegotiate debt, pay down creditors, dispose of non-performing assets, and improve working capital.
•During the fourth quarter of 2022, the Company commenced a $2.0 million capital raise from a Series V Preferred Share offering, which was subsequently closed in the first quarter of 2023.

Director of Marketing at Unrivaled, Danielle Sebastian stated, “The strategic thinking brought to the table from both the Unrivaled Brands and Adnant teams has been a gamechanger. It feels like we’ve moved mountains over the past several months together. We’re working with a group of people who care about the cannabis industry in a real way and whose work ethic is extremely strong. When I look around, I’m proud to see leaders from all walks of life that each have a unique point of view. Combined, we have the opportunity to develop a new meaning of cannabis culture and build something that no one else has ever created.”

Blake Powers, Vice President of Korova at Unrivaled, added, "I am excited to be part of this team leading the charge with our team’s interest at heart. The focus on company culture and doing right by the people on our front lines has been as refreshing as it is motivating. In a sea of uncertainty that is the cannabis landscape in California, it's nice to know you're on a boat with people that know how to row."

Full Year 2022 Highlights

•Fiscal 2022 revenues increased $9.9 million, or 23%, from fiscal 2021, to $52.0 million. Revenue growth was driven primarily by a 63% increase in revenue from retail operations.
•Gross profit for the year ended December 31, 2022 increased to $17.0 million, a 53% increase from the prior year.
•For the year ended December 31, 2022, loss from continuing operations was $193.8 million, which was primarily attributable to an impairment loss of $163.7 million, the majority of which was related to the acquisitions of UMBRLA, People’s, and SilverStreak, compared to loss from continuing operations of $38.3 million for the year ended December 31, 2021.
•As part of the Company’s strategic restructuring in fiscal year 2022, the Company terminated its third-party distribution operations in California and its retail and delivery operations at SilverStreak Sacramento. In November 2022, the Company received confirmation for the legal dissolution of SilverStreak and the entities related to its distribution operations in the state of California. As a result, all liabilities and existing obligations of the dissolved entities were extinguished and the Company recorded a gain of disposal of assets for $7.2 million during the year ended December 31, 2022.

Patty Chan, Unrivaled’s Interim Chief Financial Officer concluded, “Today, I am proud to say that we have overcome obstacles that seemed insurmountable, and we have emerged stronger than ever before. Our resilience and determination have paved the way for opportunities for a brighter future for Unrivaled. I am excited about the opportunities that lie ahead. But let me tell you, we’re not done yet. We can’t celebrate just yet, because there’s still much work to be done.”

Non-GAAP Financial Information:

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Management believes that these non-GAAP financial measures assess the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. These non-GAAP financial measures exclude certain material non-cash items and certain other adjustments the Company believes are not reflective of its ongoing operations and performance. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand operational decision-making, for planning and forecasting purposes, and to evaluate the Company’s financial performance. Management believes that these non-GAAP financial measures enhance investors’ understanding of the Company’s financial and operating performance and enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

About Unrivaled Brands

Unrivaled is a cannabis company focused on the cannabis sector with operations in California. Unrivaled operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled is home to Korova, known for its high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:
Jason Assad
LR Advisors LLC.
jassad@unrivaledbrands.com
678-570-6791

Unrivaled Brands, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2022	December 31, 2021

Current Assets	$4,575	$25,264
Long-Term Assets	35,933	246,560
Total Assets	$40,508	$271,824

Current Liabilities	$59,143	$87,708
Long-Term Liabilities	17,902	37,629
Total Liabilities	77,045	125,337

Stockholders' (Deficit) Equity	(36,537)	146,487

Total Liabilities and Stockholders' (Deficit) Equity	$40,508	$271,824

Unrivaled Brands, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$8,726	$20,480	$52,015	$42,120
Cost of Goods Sold	4,905	12,923	35,118	31,101
Gross Profit	$3,821	$7,557	$16,897	$11,019

Operating (Income) Expenses	(4,953)	20,879	210,660	49,352
Income (Loss) from Operations	8,774	(13,322)	(193,763)	(38,333)
Less: Other Expense	2,026	1,948	1,871	2,847
Income (Loss) from Continuing Operations Before Taxes	6,748	(15,270)	(195,634)	(41,180)
Provision for Income Tax Benefit (Expense) for Continuing Operations	(2,802)	(885)	2,784	(885)
Net Income (Loss) from Continuing Operations	$3,946	$(16,155)	$(192,850)	$(42,065)

Net Income (Loss) from Discontinued Operations, Net of Tax	(380)	6,415	4,194	10,190
Net Income (Loss)	3,566	(9,740)	(188,656)	(31,875)

Non-Controlling Interests	—	—	(275)	604
Net Income (Loss) Attributable to Unrivaled Brands, Inc.	$3,566	$(9,740)	$(188,931)	$(31,271)

Basic and Diluted Earnings (Loss) per Share:
Net Income (Loss) from Continuing Operations per Common Share	$0.01	$(0.03)	$(0.33)	$(0.11)
Net Income (Loss) Attributable to Unrivaled Brands, Inc. per Common Share	$0.01	$(0.02)	$(0.32)	$(0.08)

Unrivaled Brands, Inc.
Non-GAAP Reconciliation
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net Income (Loss)	$3,566	$(9,740)	$(188,656)	$(31,875)
Less: Net (Income) Loss from Discontinued Operations, Net	380	(6,415)	(4,194)	(10,190)
Add (Deduct) Impact of:
Interest Expense	1,587	1,148	4,173	1,775
Provision for Income Tax Expense (Benefit)	2,802	1,802	(2,784)	1,802
Depreciation Expense	869	892	3,585	2,008
Amortization of Intangible Assets	490	1,878	7,616	3,390
EBITDA Income (Loss) from Continuing Operations (Non-GAAP)	$9,694	$(10,435)	$(180,260)	$(33,090)

Non-GAAP Adjustments:
Stock-based Compensation Expense	507	1,173	4,919	4,057
Impairment of Assets	—	6,171	163,698	6,171
Severance Expense for Series A Share Repurchases	—	47	910	9,100
Loss (Gain) on Sale of Investments	—	—	—	(5,337)
Unrealized Loss (Gain) on Investments	260	—	(210)	—
Loss on Disposition and Sale of Assets	(9,066)	(3,133)	(7,194)	(3,133)
Gain for Debt Forgiveness	—	—	—	(86)
Loss on Extinguishment of Debt	—	—	(542)	5,976
Adjusted EBITDA Income (Loss) from Continuing Operations (Non-GAAP)	$1,395	$(6,177)	$(18,679)	$(16,342)